EXHIBIT 32.2

I, Joseph Saporito, certify, to the best of my knowledge, that: the attached Quarterly Report on Form 10-Q of Carriage Services, Inc. for the period ended September 30, 2003 (“Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Carriage Services, Inc.

November 13, 2003

/s/ Joseph Saporito
Joseph Saporito
Senior Vice President and
Chief Financial Officer